Registration No. 333 - 36688

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST - EFFECTIVE AMENDMENT NO.1
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          INDIAN RIVER BANKING COMPANY
                 (Name of small business issuer in its charter)

           Florida                        6021                  59-2931518
(State or other jurisdiction        (Primary Standard        (I.R.S. Employer
    of incorporation or        Industrial Classification  Identification Number)
       organization)                  Code Number)

                                 958 20th Place
                            Vero Beach, Florida 32960
                                 (561) 569-9200
          (Address and telephone number of principal executive offices)

                         William A. High, President and
                             Chief Executive Officer

                          Indian River Banking Company
                                 958 20th Place
                            Vero Beach, Florida 32960
                                 (561) 569-9200
 (Name, address, including zip code, and telephone number of agent for service)

                                   Copies to:
                             Noel M. Gruber, Esquire
                             David H. Baris, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                         4701 Sangamore Road, Suite P-15
                            Bethesda, Maryland 20816

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement  for  the  same  offering.                             |_|____________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                           |_|____________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                           |_|____________
If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434,
please check the following box.                                              |_|

This Post-effective Amendment No. 1 to Form SB-2 of Indian River Banking Company is filed to deregister the 92,172 shares of Indian River Banking Company's common stock originally registered but not sold as of the termination of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, on, November 16, 2000.

                                          INDIAN RIVER BANKING COMPANY



                                          By:  /s/ William A. High
                                              --------------------
                                              William A. High, President
                                               and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                                            Title                                   Date

 /s/ Paul A. Beindorf                              Vice President and Director         November 16, 2000
---------------------------------------------
Paul A. Beindorf

 /s/ William C. Graves, IV                         Director                            November 16, 2000
---------------------------------------------
William C. Graves, IV

 /s/ Robert A. Grice                               Director                            November 16, 2000
---------------------------------------------
Robert A. Grice

 /s/ Griffin A. Greene                             Director                            November 16, 2000
---------------------------------------------
Griffin A. Greene

 /s/ William A. High                               President, Chief Executive Officer  November 16, 2000
---------------------------------------------      and Director (Principal Executive Officer)
William A. High

 /s/ William B. Marine                             Director                            November 16, 2000
---------------------------------------------
William B. Marine

 /s/ John L. Minton                                Chairman of the Board               November 16, 2000
---------------------------------------------
John L. Minton




 /s/ Keith H. Morgan, Jr.                          Director                            November 16, 2000
---------------------------------------------
Keith H. Morgan, Jr.


 /s/ Daniel R. Richey                              Director                            November 16, 2000
---------------------------------------------
Daniel R. Richey

 /s/ Mary M. Rogers                                Director                            November 16, 2000
---------------------------------------------
Mary M. Rogers

 /s/ John David Smith                              Director                            November 16, 2000
---------------------------------------------
John David Smith

 /s/ Charles A. Bradley                            Vice President, Treasurer and       November 16, 2000
---------------------------------------------      Chief Financial Officer (Principal
Charles A. Bradley                                 Accounting and Financial Officer)
